UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 14, 2008

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On May 14, 2008, the Audit Committee of the Board of Directors of Lee Enterprises, Incorporated (“Lee”), appointed the accounting firm of KPMG LLP (“KPMG”) as the registered independent public accounting firm for Lee, Pulitzer Inc. and St. Louis Post-Dispatch LLC (collectively, the “Company”) to audit the Company’s financial statements for the fiscal year ending September 28, 2008, subject to completion of KPMG’s client approval procedures.

During the Company’s two most recent fiscal years and subsequent interim period through May 14, 2008, the Company has not consulted with KPMG regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor has KPMG provided to the Company a written report or oral advice that was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue. Further, during the Company’s two most recent fiscal years and subsequent interim period through May 14, 2008, the Company has not consulted with KPMG on any matter that was subject of a disagreement or reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K with Deloitte.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: May 19, 2008	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

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